UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware Delaware	001-34465 001-31441	20-1764048 23-2872718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034 Mechanicsburg, PA	17055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 972-1100

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 26, 2010, the Boards of Directors (the “Boards”) of Select Medical Holdings Corporation, a Delaware corporation (“Holdings”) and Select Medical Corporation, a Delaware corporation (“Select”), appointed former Senate Majority Leader William H. Frist, M.D. as a new independent director to serve on the Boards effective immediately, on the recommendation of the Nominating and Corporate Governance Committee of Holdings. The Boards determined that Senator Frist qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

Senator Frist, age 58, is a board certified heart and lung transplant surgeon, and is consistently recognized among the most influential leaders in American health care. He leads annual medical mission trips to low income countries around the world. Earlier this year, he traveled to Haiti immediately following the tragic earthquake to perform emergency surgery and assist with the medical needs of those injured from the devastating earthquake. He currently serves on the Board of Directors for the Clinton Bush Haiti Fund. In addition, he has worked as a physician in other areas struck by natural disasters, including Hurricane Katrina and the Pacific Ocean tsunami. He also serves on the Board of Directors of Save the Children and as Chairman of the Nashville-based global health organization, Hope Through Healing Hands. Domestically, Senator Frist is Vice-chair of First Lady Michelle Obama’s task force on obesity, the Partnership for a Healthier America.

Senator Frist is currently a partner at Cressey & Company, L.P., a private investment firm focused on health care. He also serves on the boards for such companies as Aegis Sciences Corporation, URS Corporation and the Millennium Challenge Corporation, as well as several other organizations, including the Center for Strategic and International Studies and Africare. Senator Frist is also currently serving as a Professor of Business and Medicine at Vanderbilt University in Nashville.

There is no arrangement or understanding between Senator Frist and any other person pursuant to which Senator Frist was elected as a director of Holdings or Select.  Senator Frist has not entered into any related party transactions with Holdings or Select that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•
additional changes in government reimbursement for our services, including changes that will result from the expiration of the moratorium for long term acute care hospitals established by the SCHIP Extension Act of 2007, the American Recovery and Reinvestment Act, and the Patient Protection and Affordable Care Act may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

•	the failure of our specialty hospitals to maintain their Medicare certifications as such may cause our net operating revenues and profitability to decline;

•	the failure of our facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	future acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•	shortages in qualified nurses or therapists could increase our operating costs significantly;

•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us or lack of adequate available insurance could subject us to substantial uninsured liabilities;

•	the ability to refinance our outstanding indebtedness before it comes due;

•	the ability to obtain any necessary or desired waiver or amendment from our lenders may be difficult due to the current uncertainty in the credit markets;

•	the inability to draw funds under our senior secured credit facility because of lender defaults; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission, including factors under the heading “Risk Factors” in our annual report on Form 10-K.

Item 7.01	Regulation FD Disclosure.

On May 26, 2010, Holdings and Select issued a press release announcing the matters discussed above. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished solely to satisfy the requirements of Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release dated May 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION
Dated: May 28, 2010	By:	/S/ Michael E. Tarvin

	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary